UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐ ☒ ☐ ☐	Preliminary Proxy Statement Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to §240.14a-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

UNIT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNIT CORPORATION

NOTICE OF THE ANNUAL MEETING OF OUR STOCKHOLDERS

AND

PROXY STATEMENT

Meeting Date	Wednesday, May 4, 2005

Meeting Time	11:00 a.m., Central Time

Meeting Place	Tulsa Room - Ninth Floor
Bank of Oklahoma Tower
One Williams Center
Tulsa, Oklahoma 74172

Dear Stockholder:

On behalf of the board of directors and management, I would like to invite you to attend our Annual Meeting of Stockholders to be held on Wednesday, May 4, 2005 at 11:00 a.m., Central Time. This year’s meeting will be held in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma.

By attending the meeting you will have an opportunity to hear a report on our operations and to meet our directors and officers.

Information about the meeting, including the various matters on which you as a stockholder will act, may be found in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented. Please vote your shares using one of the methods available to you.

If you have any further questions concerning the annual meeting or any of the proposals, please contact our investor relations department at (918) 493-7700. For questions regarding your stock ownership, you may contact our transfer agent, Mellon Investor Services LLC at:

(800) 710-0929

TDD for Hearing Impaired: (800) 231-5469

Foreign Shareholders: (201) 329-8660

TDD Foreign Shareholders: (201) 329-8354

Web Site Address: www.melloninvestor.com/isd

I look forward to your participation and thank you for your continued support.

Dated this 22nd day of March, 2005.

Sincerely,

/s/ John G. Nikkel
John G. Nikkel
Chairman of the Board

UNIT CORPORATION

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	11:00 a.m., Central Time, on Wednesday, May 4, 2005

Place	Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma

Items of Business	• elect three directors for a three-year term expiring in 2008 (Item No. 1 on the Proxy);

• ratify the selection of PricewaterhouseCoopers LLP, Tulsa, Oklahoma, as our independent registered public accounting firm for our fiscal year 2005 (Item No. 2 on the Proxy); and

• transact any other business that may properly come before the meeting or any adjournment(s) of the meeting.

Record Date	March 7, 2005

Voting Options

Most stockholders have four options for submitting their vote:

•      via the Internet at http://www.proxyvoting.com/unt,

•      by phone (please see your proxy card for instructions),

•      by mail, using the paper proxy, and

•      in person at the meeting.

Date of this Notice	March 22, 2005

By Order of the Board of Directors,

/s/ Mark E. Schell
Mark E. Schell
Senior Vice President,
Secretary and General Counsel

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, we urge you to vote.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 4, 2005

This Proxy Statement and the accompanying proxy card are being mailed to our stockholders in connection with the solicitation of proxies by the board of directors for the 2005 Annual Meeting of Stockholders. Mailing of this Proxy Statement will commence on or about March 30, 2005.

QUESTIONS AND ANSWERS

Q:	Why am I receiving these materials?

A:	The board of directors (the “Board”) of Unit Corporation, a Delaware corporation, is providing these proxy materials to you in connection with the company’s annual meeting of stockholders, which will take place on May 4, 2005. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	Who can vote?

A:	You can vote if you were a stockholder at the close of business on the record date, March 7, 2005. On that date, there were 45,838,644 shares outstanding and entitled to vote at the annual meeting.

Q:	What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and most highly paid executive officers and certain other required information.

Q:	How may I obtain the company’s 10-K?

A:	A copy of our 2004 Form 10-K can be obtained at no charge from:

Unit Corporation

Attn: Investor Relations

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

(918) 493-7700

http://www.unitcorp.com

The company will also furnish any exhibit to the 2004 Form 10-K if specifically requested.

Q:	Who can attend the meeting?

A:	All stockholders can attend.

Q:	What am I voting on?

A:	You are voting on:

•	The election of three nominees as directors for terms that expire in 2008. The Board’s nominees are King P. Kirchner, Don Cook and J. Michael Adcock.

•	The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2005.

The three nominees for director who receive the most votes will be elected. For the other proposal to be approved, more votes must be cast for it than against it.

Q:	How do I cast my vote?

A:	If you hold your shares as a stockholder of record, you can vote in person at the annual meeting or you can vote by mail, telephone or the Internet. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

The enclosed proxy contains instructions for mail voting or for voting by way of telephone or the Internet. The proxies identified on the back of the proxy will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the proxies will vote those shares as recommended by the Board.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends you vote for each of the proposals.

Q:	Can I revoke my proxy?

A:	Yes. You can revoke your proxy by:

•	Submitting a new proxy;

•	Giving written notice before the meeting to our Corporate Secretary stating that you are revoking your proxy; or

•	Attending the meeting and voting your shares in person.

Q:	Who will count the vote?

A:	Mellon Investor Services LLC, our transfer agent, will count the vote. Representatives of Mellon Investor Services LLC will also act as the inspectors of election.

Q:	What is a “quorum”?

A:	A quorum is the number of shares that must be present to hold the annual meeting. The quorum requirement for the annual meeting is a majority of the outstanding shares as of the record date, present in person or represented by proxy. If you submit a valid proxy or attend the annual meeting, your shares will be counted to determine whether there is a quorum.

Abstentions and broker non-votes count toward the quorum. “Broker non-votes” occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners by 15 days before the meeting and do not have discretionary voting authority to vote those shares.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most company stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record: If your shares are registered directly in your name with the company’s transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the company. As the stockholder of record, you have the right to grant your voting proxy directly to the company or to vote in person at the meeting. The company has enclosed or sent a proxy card for you to use.

Beneficial Owner: If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	Will broker non-votes or abstentions affect the voting results?

A:	In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:	What shares are included on my proxy?

A:	Your proxy represents all shares registered to your account in the same social security number and address.

Q:	What does it mean if I get more than one proxy?

A:	Your shares are probably registered in more than one account. You should vote each proxy you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address.

Q:	How many votes can I cast?

A:	On each matter, including each director position, you are entitled to one vote per share.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted on at the annual meeting. If you grant a proxy, the persons named as proxyholders, Larry D. Pinkston and Mark E. Schell, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board on the recommendation of the Nominating & Governance Committee.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the company’s proxy statement for next year’s annual meeting, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than December 5, 2005. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the company’s proxy statement is instead a reasonable time before the company begins to print and mail its proxy materials. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

Fax: (918) 493-7711

For a stockholder proposal that is not intended to be included in the company’s proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of the company common stock to approve that proposal, provide the information required by the bylaws of the company and give timely notice to the Corporate Secretary of the company in accordance with the bylaws of the company, which, in general, require that the notice be received by the Corporate Secretary of the company:

•	Not earlier than the close of business on November 21, 2005, and

•	Not later than the close of business on December 21, 2005.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary of the company’s annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in the company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days before the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting; and

•	10 days after public announcement of the meeting date.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating & Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary of the company at the address of our principal executive offices set forth above. In addition, the bylaws of the company permit a stockholder to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of the company common stock to elect such nominee and provide the information required by the bylaws of the company, including a statement by the stockholder identifying (i) the name and address of such stockholder, as they appear on the company’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the company which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination. In addition, the stockholder must give timely notice to the Corporate Secretary of the company in accordance with the bylaws of the company, which, in general, require that the notice be received by the Corporate Secretary of the company within the November 21, 2005 through December 21, 2005 time period described above.

Copy of Bylaw Provisions: You may contact the company Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The company’s bylaws are also available on the company’s website at http://www.unitcorp.com.

Q:	How is this proxy solicitation being conducted?

A:	We hired Regan & Associates, New York, New York, to assist in the distribution of proxy materials and solicitation of votes for a fee of $7,000 with all of their out-of-pocket expenses included. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Some of our employees may also solicit proxies. Regan & Associates and our employees may solicit proxies in person, by telephone and by mail. None of our employees will receive special compensation for these services, which the employees will perform as part of their regular duties.

CORPORATE GOVERNANCE AND BOARD MATTERS

We are committed to having sound corporate governance principles. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available at http://www.unitcorp.com/corpgov.html. These provisions are applicable to our employees, including our principal executive officer and principal financial officer. We intend to post amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to the company’s chief executive officer or principal financial officer) on our website.

Board Independence

The Board has determined that all of the current directors, except Messrs. King Kirchner, John Nikkel and Larry Pinkston, have no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company) and is independent within the meaning of the company’s director independence standards, which reflect the New York Stock Exchange (“NYSE”) director independence standards, as currently in effect and as they may be changed from time to time. As part of its ongoing determinations regarding director independence, the Board recently reviewed a proposal by the company under which the company may in the future hire the services of a third party consulting group to assist the company in evaluating a pending business opportunity. Mr. Adcock, one of our directors, is the beneficial owner of a majority interest in the consulting group. After its review, which included consideration of the nature of the consulting services, the short period of time for which the company proposed to engage these services (less than three months), and the total fee involved (less than $60,000), the Board unanimously determined that if entered into, this engagement would not compromise Mr. Adcock’s independence as a director but would, under SEC Rule 10A-3, require that Mr. Adcock resign from the company’s Audit Committee. Accordingly, Mr. Adcock has agreed to resign from the company’s Audit Committee in the event the company does enter into this engagement. Furthermore, the Board has determined that each of the members of its various committees has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company) and is “independent” within the meaning of the company’s director independence standards.

Director Independence Criteria

The Board has defined an independent director as a director who meets all of the following criteria:

•	is not an employee or member of management of the company or any of its subsidiaries;

•	no immediate family member is an executive officer of the company;

•	neither the director or an immediate family member receives more than $100,000 per year from the company, other than director and committee fees or deferred compensation for prior services;

•	is not affiliated with or employed by, and does not have an immediate family member who is, a present or former external auditor of the company;

•	has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company), for this purpose material relationships can, for example, include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships;

•	has no other relationships with the company or its subsidiaries that would interfere in the exercise of independent judgment as a director;

•	does not accept any consulting, advisory or other compensatory fee from the company except fees received for service as a director;

•	is not, and is not affiliated with a company that is, an adviser or consultant to the company or a member of the company’s senior management;

•	is not an executive officer or an employee, and whose immediate family member(s) is not an executive officer, of a company (A) that accounts for 2 percent or more of the company’s consolidated gross revenues, or (B) for which the company accounts for at least 2 percent or $1 million, whichever is greater, of such company’s consolidated gross revenues;

•	has no personal services contract(s) with the company, or a member of the company’s senior management;

•	is not affiliated with a not-for-profit entity that receives significant contributions from the company;

•	within the last five years, has not had any business relationship with the company (other than service as a director) for which the company has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission; and

•	is not employed by a public company at which an executive officer of the company serves as a director.

Disqualifying relationships

Any person who, or whose immediate family member(s), has within the prior five years had any of the following relationships with the company does not qualify as an independent director.

•	Former employees. A person who, or whose immediate family member(s) is, a former employee of the company or its subsidiaries, or who is affiliated with such an employee, cannot be an “independent director” until five years after the end of the employment or affiliation.

•	Significant Customers and Vendors. A person who is an executive officer or an employee, or whose immediate family member(s) is an executive officer, of a company (A) that accounts for 2 percent or more of the company’s consolidated gross revenues, or (B) for which the company accounts for at least 2 percent or $1 million, whichever is greater, of such other company’s consolidated gross revenues, cannot be an “independent director” until five years after falling below such threshold.

•	Former auditor. A person who, or whose immediate family member(s), is an auditor of the company or its subsidiaries, or who is employed by a present or former auditor of the company or its subsidiaries, or who is affiliated with such auditors, cannot be an “independent director” until five years after the end of the affiliation or the auditing relationship.

•	Interlocking directorships. A person who, or whose immediate family member(s), is employed by a company as to which an executive officer of the company serves as a director and member of the compensation committee for that company cannot be an “independent director” until five years after the end of employment by that company or service by the executive officer on the compensation committee of that company.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has eight directors and the following three committees:

•	Audit,

•	Compensation, and

•	Nominating & Governance.

The membership during the last fiscal year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available at our website at http://www.unitcorp.com/corpgov.html.

During 2004, the Board held seven meetings. All directors attended 100% of all Board and applicable committee meetings. All directors are encouraged to attend our annual meeting of stockholders. All directors attended our last annual meeting of stockholders.

The following table identifies the membership of each of the Board’s committees and the number of committee meetings held during 2004. A summary of each committee’s responsibilities follows the table.

Director	Audit		Compensation		Nominating & Governance
John S. Zink (1)			x
William B. Morgan	x		x		x	*
John H. Williams			x		x
Don Cook	x	*
J. Michael Adcock	x		x	*	x
Mark E. Monroe	x				x
Number of meetings in 2004	6		2		2

*	Current Chairman of the committee.

Notes to table:

(1)	Mr. Zink passed away on February 5, 2005. At its February 15, 2005 Board meeting, the Board of Directors elected Mr. Cook to fill Mr. Zink’s position on the Compensation Committee.

The Audit Committee:

•	Selects the independent registered public accounting firm.

•	Approves all audit engagement fees and terms.

•	Pre-approves all audit and non-audit services to be rendered by the independent registered public accounting firm.

•	Reviews our annual and quarterly financial statements.

•	Consults with our personnel and the independent registered public accounting firm to determine the adequacy of internal accounting controls.

•	Oversees our relationship with our independent registered public accounting firm.

•	Oversees our internal audit functions.

The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the company for, outside legal, accounting or other advisors as the committee deems necessary to carry out its duties.

The report of the Audit Committee is included on page 24.

The Compensation Committee:

•	Annually reviews and approves any corporate goals and objectives relevant to our Chief Executive Officer’s compensation and his compensation.

•	Recommends to our Board the compensation of our other executive officers.

•	Administers our stock option plans.

•	Reviews and, in some cases, administers our various benefit plans.

•	Determines directors’ compensation.

The report of the Compensation Committee is included at page 22.

The Nominating & Governance Committee:

•	Advises the Board as a whole on corporate governance matters.

•	Advises the Board on the size and composition of the Board.

•	Recommends a slate of nominees for election to the Board.

•	Identifies individuals qualified to become Board members, consistent with criteria approved by the Board.

•	Identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance.

•	Recommends membership to each Board committee.

•	Defines specific criteria for director independence.

The Chair of the Nominating & Governance Committee has been designated as the person to receive communications directed to non-management directors.

Consideration of Director Nominees

Stockholder nominees: The policy of the Nominating & Governance Committee is to consider properly-submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating & Governance Committee seeks to achieve a balance of knowledge, experience and diversity on the Board. Any stockholder nominations proposed for consideration by the Nominating & Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual stockholders meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Questions and Answers- What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?” on page 3.

Director Qualifications: Our Corporate Governance Guidelines contain Board membership criteria that apply to Nominating & Governance Committee-recommended nominees for a position on the company’s Board. Under these criteria, members of the Board should meet the Board’s qualifications as independent (as applicable) and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of the company and its stockholders.

Identifying and Evaluating Nominees for Directors: The Nominating & Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating & Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating & Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating & Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating & Governance Committee and may be considered at any point during the year. As described above, the Nominating & Governance Committee considers properly-submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are considered by the Nominating & Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating & Governance Committee. The Nominating & Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Executive Sessions

Executive sessions of non-management directors are held as needed during the year. The sessions are scheduled and chaired by Mr. J. Michael Adcock who was elected by the Board to Chair each executive session. Any non-management director can request that an executive session be scheduled.

Communications with the Board

Individuals may communicate with the Board by submitting an e-mail to the company’s Board in care of the company’s Corporate Secretary at mark.schell@unitcorp.com or sending a letter to: Board of Directors, c/o Corporate Secretary, Unit Corporation, 7130 S. Lewis, Suite 1000, Tulsa, Oklahoma 74136.

Board and Committee Evaluations

Each year the Board evaluates its performance and effectiveness. Each director completes a Board evaluation form developed by the Nominating & Governance Committee to solicit feedback on specific aspects of the Board’s role, organization and meetings. The collective ratings and comments are then compiled by the Chairman of the Nominating & Governance Committee and presented by him to the full Board. Additionally, each Board committee conducts an annual self-evaluation of its performance through a Committee evaluation form.

DIRECTORS’ COMPENSATION AND BENEFITS

Cash Compensation.

Only non-employee directors receive compensation for serving as a director. The following identifies the various components of the cash compensation paid to our directors during 2004.

Annual retainer payable quarterly	$24,000
Annual retainer for each committee a Board member serves on payable quarterly	$2,000
Each Board meeting attended	$1,000
Each committee meeting attended	$1,000
Additional compensation for service as Chairman of the Audit Committee	$5,000
Additional compensation for service as Chairman for each of the Compensation Committee and Nominating & Governance Committee	$2,000
Reimbursement for travel expenses incurred attending stockholder, Board and committee meetings	Yes
Range of total compensation earned by directors (for the year)	$31,000 - $49,000

The following table shows the total fees received by each of our non-employee directors in 2004:

AMOUNTS RECEIVED IN 2004 BY EACH NON-EMPLOYEE DIRECTOR

Director	Annual Board/Committee Retainer($)	Board and Business Meeting Fees($)	Committee Meeting Fees($)	Chairman Fees($)	Total($)
J. Michael Adcock	30,000	7,000	10,000	2,000	49,000
Don Cook	26,000	7,000	6,000	5,000	44,000
Mark E. Monroe	27,000	7,000	5,000	0	39,000
John S. Zink	26,000	7,000	2,000	0	35,000
John H. Williams	28,000	7,000	4,000	0	39,000
William B. Morgan	30,000	7,000	10,000	2,000	49,000
King P. Kirchner	24,000	7,000	0	0	31,000

Totals	191,000	49,000	37,000	9,000	286,000

Stock Options.

Under a plan approved by our stockholders, each non-employee director automatically receives an option to purchase 3,500 shares of common stock on the first business day following each annual meeting of our stockholders. The option exercise price is the fair market value of our common stock on such date. Payment of the exercise price may be made in cash or in shares of common stock that have been held by the director for at least one year. No stock option may be exercised during the first six months of its term except in the case of death. Each option has a ten-year term. In 2004, stock options were granted for an aggregate of 24,500 shares at $28.23 per share. As of March 8, 2005, 90,500 shares were subject to outstanding options.

ITEM 1: ELECTION OF DIRECTORS

Item 1 is the election of three directors to the Board. Our Certificate of Incorporation provides that the number of directors the company may have may not be less than three nor more than ten. Our Board currently is composed of eight members and is divided into three classes with each director serving for a three-year term. At each annual meeting, the term of one class expires. The term of service for those directors serving in Class III expires at this meeting.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy or elect the new director.

Our Nominating & Governance Committee has recommended, and the Board has approved, the nominees listed below to stand for election. Information concerning each nominee and each continuing director is provided below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE THREE NOMINEES.

NOMINEES FOR DIRECTOR
Terms expiring at this annual meeting (Class III)	King P. Kirchner Age 77 Director since 1963	Mr. Kirchner, a co-founder of Unit, has been a director since 1963. He served as the company’s President until November, 1983, as its Chief Executive Officer until June 30, 2001, and served as the Chairman of the Board until July 31, 2003. Mr. Kirchner is a Registered Professional Engineer within the State of Oklahoma, having received degrees in Mechanical Engineering from Oklahoma State University and in Petroleum Engineering, with honors, from the University of Oklahoma. Following graduation, he was employed by Lufkin Manufacturing as a development engineer for hydraulic pumping units. Prior to co-founding Unit, he served in the U.S. Army during the Korean War and after that as vice-president engineering and operations for Woolaroc Oil Company.

	Don Cook Age 80 Director since 1963	Mr. Cook has served as a director of Unit since Unit’s inception. He is a Certified Public Accountant and was a partner in the accounting firm of Finley & Cook, Shawnee, Oklahoma, from 1950 until 1987, when he retired. Mr. Cook has been designated by the company’s board of directors as the Audit Committee’s financial expert.

	J. Michael Adcock Age 56 Director since 1997	Mr. Adcock was elected a director of Unit in December, 1997. He is an attorney and currently manages a private business trust that deals in real estate, oil and natural gas properties and other equity investments. He is Chairman of the Board of Arvest Bank, Shawnee, and a director of Community Health Partners, Inc. Between 1997 and September, 1998 he was the Chairman of the Board of Ameribank and President and Chief Executive Officer of American National Bank and Trust Company of Shawnee, Oklahoma, and Chairman of AmeriTrust Corporation, Tulsa, Oklahoma. Prior to holding these positions, he was engaged in the private practice of law and served as General Counsel for Ameribank Corporation.

CONTINUING DIRECTORS

Terms expiring at 2006 annual meeting (Class I)	John G. Nikkel * Age 70 Director since 1983	Mr. Nikkel joined Unit as its President, Chief Operating Officer and a director in 1983. He was elected its Chief Executive Officer in July, 2001 and Chairman of the Board in August, 2003. He currently holds the position of Chairman of the Board and Chief Executive Officer. From 1976 until January, 1982 when he co-founded Nike Exploration Company, Mr. Nikkel was an officer and director of Cotton Petroleum Corporation, serving as the President of Cotton from 1979 until his departure. Prior to joining Cotton, Mr. Nikkel was employed by Amoco Production Company for 18 years, last serving as Division Geologist for Amoco’s Denver Division. Mr. Nikkel presently serves as President and a director of Nike Exploration Company. From August 16, 2000 until August 23, 2002 Mr. Nikkel, in connection with Unit’s investment in the company, also served as a director of Shenandoah Resources Ltd., a Canadian company. Shenandoah Resources Ltd. filed for creditors’ protection under The Companies’ Creditor Arrangement Act in April 2002 with the Court of Queen’s Bench of Alberta, Judicial District of Calgary. Mr. Nikkel received a Bachelor of Science degree in Geology and Mathematics from Texas Christian University.

	Mark E. Monroe Age 50 Director since 2003	Mr. Monroe was the Chief Executive Officer and President of Louis Dreyfus Natural Gas Corp., a publicly-held natural gas exploration and production company, until the sale of the company in 2001. Prior to the formation of Louis Dreyfus Natural Gas in 1990, Mr. Monroe was the Chief Financial Officer of Bogert Oil Company, a publicly-held exploration and production company headquartered in Oklahoma City, Oklahoma. From 1976 to 1980, he was an Audit Manager for the public accounting firm of Deloitte & Touche in Dallas, Texas. Mr. Monroe currently serves as a member of the Board of Directors for Continental Resources, Inc., a privately-held exploration and production company headquartered in Enid, Oklahoma and on the board of the Oklahoma Independent Petroleum Association, of which he previously served as its President. He has served on the Domestic Petroleum Council, on the National Petroleum Council and on the Boards of the Independent Petroleum Association of America and the Petroleum Club of Oklahoma City. Mr. Monroe graduated from the University of Texas at Austin with a BBA degree in 1975 and is a Certified Public Accountant.

Terms expiring at 2007 annual meeting (Class II)	William B. Morgan Age 60 Director since 1988	Mr. Morgan was elected a director of Unit in February, 1988. For over five years, Mr. Morgan has been Executive Vice President and General Counsel of St. John Health System, Inc., Tulsa, Oklahoma, and the President of its principal for-profit subsidiary Utica Services, Inc. Before that, he was a Partner in the law firm of Doerner, Saunders, Daniel & Anderson, Tulsa, Oklahoma, for over 20 years.

	John H. Williams Age 86 Director since 1988	Mr. Williams was elected a director of Unit in December 1988. Mr. Williams is engaged in personal investments and has been for more than five years. He was Chairman of the Board and Chief Executive Officer of The Williams Companies, Inc. prior to retiring in 1978 and continues to serve as an honorary director. Mr. Williams is a director of Apco Argentina, Inc. and also honorary director of Willbros Group, Inc. He formerly served as a director of Petrolera Entre Lomas S.A. In addition, Mr. Williams is a member of the Tulsa Performing Arts Center Trust.

	Larry D. Pinkston * Age 50 Director since 2004	Mr. Pinkston joined Unit in December, 1981. He had served as Corporate Budget Director and Assistant Controller before being appointed Controller in February, 1985. In December, 1986 he was elected Treasurer of the company and was elected to the position of Vice President and Chief Financial Officer in May, 1989. In August, 2003, he was elected to the position of President of the company. He was elected a director of the company by the Board in January, 2004. In February, 2004, in addition to his position as President, he was elected to the office of Chief Operating Officer. Mr. Pinkston currently holds the offices of President and Chief Operating Officer. He holds a Bachelor of Science Degree in Accounting from East Central University of Oklahoma and is a Certified Public Accountant.

*	Mr. Nikkel has announced his intention to retire as our Chief Executive Officer effective April 1, 2005. Effective with Mr. Nikkel’s retirement, the Board of Directors has elected Mr. Pinkston to succeed Mr. Nikkel as our Chief Executive Officer. Mr. Nikkel will continue to serve as Chairman of the Board.

OWNERSHIP OF OUR COMMON STOCK BY BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our common stock by each director, each executive officer named in the Summary Compensation

Table and by all directors and executive officers as a group. Except as otherwise noted, all shares are directly owned.

STOCK OWNED BY OUR DIRECTORS AND EXECUTIVE OFFICERS AS OF MARCH 10, 2005

Name of Beneficial Owner	Aggregate Number of Beneficially Owned Shares	Percent of Outstanding Common Stock(1)
King P. Kirchner	165,220(4)	*
Don Cook	30,118(4)	*
William B. Morgan	24,000(4)	*
John G. Nikkel	331,376(2)(3)	*
John H. Williams	15,000(4)	*
J. Michael Adcock	96,691(3)(4)(5)	*
Mark E. Monroe	6,500(4)	*
Larry D. Pinkston	74,798(2)(6)	*
Mark E. Schell	74,122(2)(6)	*
David T. Merrill	1,941(2)(6)	*
All Directors and Executive Officers as a Group	819,766(2)-(6)	1.7%

*	Less than one percent

Notes to table:

(1)	The number of shares includes the shares presently issued and outstanding plus the number of shares that any owner has the right to acquire within 60 days after March 10, 2005. For purposes of calculating the percentage of the common stock outstanding held by each owner, the total number of shares excludes the shares which all other persons have the right to acquire within 60 days after March 10, 2005, pursuant to the exercise of outstanding stock options. There was a total of 45,849,244 shares outstanding on March 10, 2005.
(2)	Includes shares of common stock held under our 401(k) thrift plan as of March 10, 2005 for the account of: John G. Nikkel, 33,127; Larry D. Pinkston, 4,273; Mark E. Schell, 31,951; David T. Merrill, 341; and directors and officers as a group, 69,692.
(3)	Of the shares listed as being beneficially owned, the following individuals disclaim any beneficial interest in shares held by spouses or for the benefit of family members: J. Michael Adcock, 86,191; and John G. Nikkel, 76,000.

(4)	Includes shares subject to unexercised stock options under the Company’s Non-Employee Directors’ Stock Option Plan to each of the following which may be exercised at the discretion of the holder: Don Cook, 22,500; William B. Morgan, 16,500; John H. Williams, 14,000; King P. Kirchner, 10,500; Mark E. Monroe, 3,500; and J. Michael Adcock, 10,500; all current and former non-Employee Directors as a group, 88,000.
(5)	Of the shares listed as being beneficially owned, 85,491 shares are owned by a trust of which Mr. Adcock is one of three trustees.
(6)	Includes shares subject to unexercised stock options under our stock option plan to each of the following which may be exercised within 60 days at the discretion of the holder: Larry D. Pinkston, 30,500; Mark E. Schell, 30,000; David T. Merrill, 1,600; and executive officers as a group, 62,600.

The following table sets forth information concerning the beneficial ownership of our common stock by stockholders who own at least five percent of our common stock.

STOCKHOLDERS WHO OWN AT LEAST 5% OF OUR COMMON STOCK

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Royce & Associates, LLC 1414 Avenue of the Americas New York, New York 10019	4,645,700	10.16%

Forstmann-Leff Associates, LLC 590 Madison Avenue New York, New York 10022	2,474,664	5.4%

George Kaiser Family Foundation and the Kaiser-Francis Charitable Income Trust B(2) 124 East Fourth Street, Suite 100 Tulsa, Oklahoma 74103	3,554,276	7.75%

Barclays Global Investors, NA(3) 45 Fremont Street San Francisco, California 94105	2,633,755	5.76%

Notes to Table:

(1)	Beneficial ownership is based on the Schedule 13G most recently filed by the stockholder or other information provided to us. Beneficial ownership may under certain circumstances include both voting power and investment power. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.
(2)	The George Kaiser Family Foundation owns 2,179,028 shares and the Kaiser Francis Charitable Income Trust B owns 1,375,248 shares.
(3)	The filing parties on the Schedule 13G were Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc, Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Bronco (Barclays Cayman) Limited, Palamino Limited and HYMF Limited.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows compensation information for the Chief Executive Officer and each of our other executive officers for services in all capacities in 2002, 2003 and 2004.

SUMMARY COMPENSATION TABLE
						Long Term Compensation			(i)
	Annual Compensation(1)					Awards		Payouts
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)
Name and Principal Position(s)	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)	LTIP Payout ($)	All Other Compensation ($)(3)
John G. Nikkel Chairman and CEO	2004 2003 2002	375,000 360,000 315,000		153,333 143,333 148,333	12,594 14,901 14,915	0 0 0	0 15,000 25,000	0 0 0	12,300 12,000 11,000

Larry D. Pinkston President and COO	2004 2003 2002	215,000 170,750 142,000		83,333 68,333 69,000	4,635 7,500 7,500	0 0 0	10,000 10,000 7,500	0 0 0	12,300 10,054 9,947

Mark E. Schell Sr. V. P., Secretary and General Counsel	2004 2003 2002	175,000 153,333 132,000		76,666 68,333 68,333	8,050 8,147 8,147	0 0 0	8,500 7,500 7,500	0 0 0	12,300 12,000 11,000

David T. Merrill CFO and Treasurer	2004 2003 2002	162,500 51,212 N/A	(4)	13,333 0 N/A	11,764 4,380 N/A	0 0 N/A	5,000 8,000 N/A	0 0 N/A	10,910 1,006 N/A

Earle Lamborn Sr. V.P. – Drilling	2004 2003 2002	236,088 205,000 190,000	(5)	70,000 93,333 118,333	413 6,034 5,611	0 0 0	0 0 10,000	0 0 0	512 12,000 11,000

Philip M. Keeley Sr. V.P. – Exploration & Production	2004 2003 2002	207,417 205,000 190,000	(6)	110,000 93,333 98,333	2,008 4,544 9,203	0 0 0	0 0 10,000	0 0 0	10,349 12,000 11,000

Notes to Table:

(1)	Compensation deferred at the election of an executive is included in the year earned. During the fiscal years covered by the above table, the following named executives deferred, on a discretionary basis, the following amounts of salary or bonus into the company’s deferred compensation plan:

Fiscal Year Paid:	2004		2003		2002
	Bonus($)	Salary($)	Bonus($)	Salary($)	Bonus($)	Salary($)
John G. Nikkel	15,333	37,500	14,333	36,733	14,836	32,190
Larry D. Pinkston	30,000	60,199	20,500	38,475	20,010	29,199
Mark E. Schell	5,366	12,250	4,783	11,251	4,788	9,695
Philip M. Keeley	11,000	5,979	0	20,858	0	7,929

(2)	Other Annual Compensation consists of the following:

		Mr. Nikkel	Mr. Pinkston	Mr. Schell	Mr. Merrill	Mr. Keeley	Mr. Lamborn
Personal Car Allowance ($)	2004 2003 2002	3,866 7,332 7,332	3,764 7,500 7,500	7,399 7,500 7,500	6,000 2,000 N/A	1,047 3,588 8,247	413 5,238 4,910

Club Membership ($)	2004 2003 2002	8,728 7,569 7,583	871 0 0	651 647 647	5,764 2,380 N/A	961 956 956	0 796 701

(3)	Represents the company’s matching contributions to the company’s 401(k) thrift plan for the named executive officer.
(4)	Mr. Merrill began his employment with the company on August 25, 2003.
(5)	Mr. Lamborn retired from the company effective as of January 15, 2004. The amounts reflected for Mr. Lamborn include the following:
a.	Salary for period of January 1, 2004 to January 15, 2004; and
b.	Payments based on the company’s Senior Management Separation Benefit Plan.
(6)	Mr. Keeley retired from the company effective as of April 15, 2004. The amounts reflected for Mr. Keeley include the following:
a.	Salary for period of January 1, 2004 to April 15, 2004; and
b.	Payments based on the company’s Separation Benefit Plan.

Stock Options

The following table shows options that the named officers exercised during 2004 and the number of shares and the value of options outstanding as of December 31, 2004 for each named officer.

AGGREGATE OPTION EXERCISES IN 2004 AND FISCAL YEAR END OPTION VALUES

(a)	(b)		(c)	(d)		(e)
Name	Shares Acquired on Exercise (#)		Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(2)
				Exercisable	Unexercisable	Exercisable	Unexercisable
John G. Nikkel	30,500	(3)	648,530	29,000	31,000	583,580	558,620
Larry D. Pinkston	0		0	30,500	24,000	853,465	245,869
Mark E. Schell	0		0	30,000	20,500	845,805	214,568
David T. Merrill	0		0	1,600	11,400	25,962	106,048
Philip M. Keeley	19,000	(4)	191,085	0	0	0	0

Notes to Table:

(1)	Value realized equals fair market value of the stock on date of exercise, less the exercise price, times the number of shares acquired.
(2)	The value of unexercised in-the-money options at year end assumes a fair market value for the company’s common stock of $38.27, the average of the high and low prices of the company’s common stock on the New York Stock Exchange on December 31, 2004. Value is calculated on the basis of the difference between $38.27 and the option exercise price multiplied by the number of shares of common stock underlying the options.
(3)	As provided under our Stock Option Plan, Mr. Nikkel elected to pay the exercise price for these shares by having the total exercise price otherwise due netted against the number of option shares. As a result, of the 30,500 option shares, he received a total of 26,514 shares of common stock.
(4)	As provided under our Stock Option Plan, Mr. Keeley elected to pay the exercise for 16,000 of these shares by having the total exercise price otherwise due netted against the number of option shares. As a result, of the 19,000 option shares, he received a total of 7,890 shares of common stock.

OPTIONS GRANTED IN 2004

Name	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Terms(3)
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees In 2004(2)	Exercise Price ($/Sh)	Expiration Date	5% ($)	10% ($)
	(a)	(b)	(c)	(d)	(e)	(f)
Larry D. Pinkston	10,000	7.4%	$37.83	12/14/14	237,911	602,913
Mark E. Schell	8,500	6.3%	$37.83	12/14/14	202,224	512,476
David T. Merrill	5,000	3.7%	$37.83	12/14/14	118,955	301,456

Notes to Table:

(1)	All options were granted on December 14, 2004 at an exercise price equal to the closing market price of the common stock on the date of grant. All of the options vest in 20% annual increments commencing 12 months after their date of grant. All options vest immediately in the event of a “change in control,” as defined in the plan.
(2)	Based on a total of 134,500 options being granted to certain employees during fiscal 2004.
(3)	Caution is recommended in interpreting the financial significance of these figures. They are calculated by multiplying the number of options granted by the difference between a future hypothetical stock price and the option exercise price and are shown pursuant to rules of the Securities and Exchange Commission. They assume the value of the company common stock appreciates 5% and 10% each year, compounded annually, for ten years (the life of each option). They are not intended to forecast possible future appreciation, if any, of such stock price or to establish a present value of options. Also, if appreciation does not occur at the 5% or 10% per year rate, the amounts shown would not be realized by the year 2014. Depending on inflation rates, these amounts may be worth significantly less in 2014, in real terms, than their value today.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2004, relating to our equity compensation plans under which grants of options may be granted from time to time.

EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2004

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	647,750	$21.85	1,519,819	(2)
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	647,750	$21.85	1,519,819	(2)

Notes to Table:

(1)	These plans are the Unit Employee Stock Bonus Plan, the Unit Corporation Amended and Restated Stock Option Plan, effective February 15, 2000 and the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan. Further information regarding these plans is contained in Note 6 to the Financial Statements contained in the company’s Form 10-K for the year ended December 31, 2004.
(2)	Included in this amount is 276,356 shares subject to future issuance under the Unit Employee Stock Bonus Plan which are not subject to exercise of an option, warrant or right.

Long Term Performance Plans and Pension Plans

We do not currently have any long term performance plans or pension plans.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Stock Option Plan

As allowed for in our stock option plan, each option agreement contains a provision vesting all stock options in the event of a “change-in-control” of us. A “change-in-control” is deemed to have occurred at such time as any person or group, other than Unit or an Exempt Person, is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities. An Exempt Person is generally defined to be any person (or estate or trust of such person) who, on the date of the plan, owned securities representing more than 20% of the combined voting power of our then outstanding securities, and any spouse, parent or issue of such person.

Separation Benefit Plan

On December 20, 1996, effective as of January 1, 1997, the Board adopted the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries (the “Plan”). The Plan is generally applicable to all of our full-time salaried employees and to the employees of our subsidiaries, who have been with their employer for at least one year. Subject to the terms of the Plan, any eligible employee whose employment is terminated is entitled to receive a separation benefit in an amount calculated by dividing the eligible employee’s average annual base salary in effect immediately prior to such employee’s separation by 52 to determine a weekly separation benefit amount. The number of weekly separation benefit payments then payable to an eligible employee is calculated based on the employee’s years of service in accordance with a schedule set forth in the Plan. Employees who voluntarily leave their employment are not entitled to receive a separation benefit unless they have completed at least 20 years of service. Any eligible employee who has completed 20 years of service or more is vested in his or her separation benefit, subject to fulfilling the other requirements of the Plan. Separation benefit payments are limited to a maximum of 104 weekly payments. The Plan also provides that, unless otherwise provided by our Board prior to a “change-in-control” of us, as defined in the Plan, all eligible employees shall be vested in their separation benefit as of the date of such “change-in-control” based on their years of service. As a condition to receiving the separation benefits, employees must sign a separation agreement waiving any claims the employee may have against our subsidiaries or us.

Senior Management Separation Benefit Plan

On October 28, 1997, the board adopted the Separation Benefit Plan for Senior Management. This plan is similar in terms to the benefits and requirements described above for the Separation Benefit Plan, with the exception that the Compensation Committee determines who will participate in this plan. In addition, the Committee is given the authority to increase (up to a maximum of 104) the number of weekly separation benefit payments a participant would otherwise be entitled to receive under the plan if the participant is involuntarily terminated.

Effective with their retirement from the company, Mr. Keeley and Mr. Lamborn are receiving payments under these plans. Their compensation is paid out over a period not to exceed 26 months.

The following table identifies the amounts due to our retired former executive officers under the Separation Benefit Plan or the Senior Management Separation Benefit Plan and the amount paid to each as of December 31, 2004:

Individual	Total Amount Earned Under Plan	Amount Paid As of 12/31/04
Earle Lamborn	$410,000	$196,458
Philip M. Keeley	$315,384	$136,666

Change of Control Arrangements

We have entered into key employee change of control contracts with Messrs. Nikkel, Pinkston, Schell, Merrill and Belitz. Mr. Belitz is our Controller. These severance contracts have an initial three-year term that is automatically extended for one year upon each anniversary, unless a notice not to extend is given by us. If a change of control of the company (as defined below) occurs during the term of the severance contract, then the contract becomes operative for a fixed three-year period. The severance contracts generally provide that the executive’s terms and conditions of employment (including position, work location, compensation and benefits) will not be adversely changed during the three-year period after a change of control. If the executive’s employment is terminated by the company (other than for cause, death or disability), the executive terminates for good reason during such three-year period, or the executive terminates employment for any reason during the 30-day period following the first anniversary of the change of control, and upon certain terminations prior to a change of control or in connection with or in anticipation of a change of control, the executive is generally entitled to receive the following payment and benefits:

•	earned but unpaid compensation;

•	up to 2.9 times the executive’s base salary plus annual bonus (based on historic annual bonus); and

•	the company matching contributions that would have been made had the executive continued to participate in the company’s 401(k) plan for up to an additional three years.

In addition, the severance contract provides for a continuation of various medical, dental, disability and life insurance plans and financial counseling for a period of up to three years, outplacement services and the payment of all legal fees and expenses incurred by the executive in enforcing any right or benefit provided by the severance contracts. The severance contract provides that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Code.

As a condition to receipt of these severance benefits, the executive must remain in the employ of the company and render services commensurate with his position. The executive must also agree to retain in confidence any and all confidential information known to him concerning the company and its business so long as the information is not otherwise publicly disclosed. As of the date of this proxy statement, no amounts have been paid under the severance contracts.

For purposes of the severance contracts, a change of control is generally defined as:

(1) Any individual, entity or group acquiring beneficial ownership of 15% or more of either the outstanding shares of the company’s common stock or the combined voting power of the outstanding voting securities of the company entitled to vote generally for the election of directors;

(2) Individuals who constitute the Board on the date hereof cease to constitute a majority of the Board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date hereof will be deemed a member of the incumbent Board;

(3) Approval by the company’s stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another entity, unless following the business combination:

•	all or substantially all of the beneficial owners of the company’s outstanding common stock prior to the business combination own more than 60% of the outstanding common stock of the corporation resulting from the business combination;

•	no person, entity or group owns 15% or more of the outstanding voting securities of the corporation resulting from the business combination; and,

•	at least a majority of the Board of the company resulting from the business combination were members of the company’s Board prior to the business combination; or

(4) Approval by the company’s stockholders of a complete liquidation or dissolution of the company.

Retirement or Consulting Agreements

In connection with the retirement of Mr. King Kirchner from his position as Chief Executive Officer of the company, we entered into a Separation Agreement with Mr. Kirchner on May 11, 2001. Under this agreement, Mr. Kirchner is entitled to receive a total of $2.4 million. For the first two years under the agreement, Mr. Kirchner received the payments due him under the terms of the company’s Separation Benefit Plan for Senior Management or a total of $560,000. Then, commencing in July 2003 (to continue through June 2009), Mr. Kirchner is receiving the $1,840,000 balance at the rate of $300,000 per year paid in monthly installments of $25,000. As of December 31, 2004, Mr. Kirchner had received monthly payments totaling $450,000.

We have also entered into an agreement with our current Chief Executive Officer, Mr. Nikkel, providing for him to serve as a consultant to the company on his retirement April 1, 2005. Under this agreement, Mr. Nikkel will serve as a consultant, on an annual basis, for $70,000 per year and we will provide him with office space and secretarial services for the time he serves as a consultant. In addition, at its February 2005 meeting, our Compensation Committee elected to reward Mr. Nikkel for his 21 years of service to the company by awarding him with a cash bonus of $750,000 payable in 24 monthly installments commencing on the 20th month following his retirement on April 1, 2005.

REPORT OF THE COMPENSATION COMMITTEE

The following report of the Compensation Committee shall not be incorporated by reference into any of our prior filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this proxy statement or the “Executive Compensation” section of this proxy statement), except to the extent that we specifically incorporate this information by reference.

The Compensation Committee is responsible for determining the compensation of our Chief Executive Officer and for reviewing and recommending to our Board the compensation of our other executive officers. The committee is composed entirely of independent outside directors. There are no interlocking relationships between any of our executive officers and any entity whose directors or executive officers serve on the committee.

Objectives and Considerations

The objectives of the committee in determining executive compensation are to retain and reward qualified individuals serving as our executive officers. To achieve these objectives, the committee relies primarily on:

•	salary,

•	annual bonuses (awardable either in stock or cash), and

•	awards under our stock option plan.

In making its decisions, the committee takes into account the conditions within our industry, our income and cash flow and the attainment of any designated business objectives. Individual performances are also reviewed, taking into account the individual’s responsibilities, experience and potential, his or her period of service and current salary and the individual’s compensation level as compared to similar positions at other companies. The committee’s evaluation of these considerations is, for the most part, subjective and, to date, it has not established any specific written compensation plans or formulas under which the executive officers’ annual compensation is determined.

Base Salary

We do not currently have employment agreements with our executive officers. In determining the base salaries for the executive officers for 2004, the committee relied primarily on its evaluation of the compensation being paid to individuals holding comparable positions in our industry. In doing so, the committee relied on the results of the Mercer Energy Compensation Survey, which surveyed the compensation and benefit programs of a number of oil and gas-related companies, one of which was us. It was the committee’s objective to set the executives’ base salary at approximately the competitive mid-range reflected in the survey. Within this range, the committee then made any adjustments based on individual performance evaluations. In addition, the committee reviewed the increased responsibilities being handled by Mr. Pinkston in his position as President and COO of the company. Taking these factors into consideration, the committee decided to recommend to the full Board that it increase the 2004 salaries of the following officers by the percentages indicated: Larry D. Pinkston 26%; Mark E. Schell 14% and David T. Merrill 3%.

Bonuses

Executive officers are eligible to earn annual bonuses either in cash or in stock. Stock bonuses are awarded under the bonus plan approved by our stockholders on May 1, 1985 and, as amended, on May 3, 1995. The amount and type of any bonuses awarded to executive officers is determined solely at the subjective discretion of the committee. The committee does not base its decisions on predetermined formulas, choosing instead to rely on its evaluation of the various considerations set forth above. In addition, when appropriate, bonuses are awarded to recognize short-term individual performance.

Stock Options

Stock options are granted under the stock option plan approved by our stockholders on May 2, 1984 and, as amended, on May 3, 1989 and May 3, 1995. The committee believes that stock options provide an incentive for the executive officers to maximize long-term stockholder value. Stock option grants are made at 100% of the market price on the date of grant. Generally, options become exercisable in annual 20% increments after one year and have a ten-year life. The number of options that are granted to an executive officer is based on the individual’s performance and level of responsibility. Option awards will vary in size based on position level (more senior managers receive a higher multiple). Stock options are granted to the executive officers at the discretion of the committee. The committee’s decisions with respect to awarding stock options are generally made late each year thus allowing the committee to evaluate our annual results as part of its decision-making process.

Chief Executive Officer

Mr. Nikkel’s compensation is determined by the committee substantially in accordance with the policies described above relating to all executive officers. Based on its review, and in particular, the successes attained in the areas of rig growth, oil and gas acquisitions, net income, cash flow and stock performance, the committee chose to raise Mr. Nikkel’s 2004 salary by 4.2%.

Deductibility of Compensation Under Internal Revenue Code Section 162 (m)

Section 162(m) of the Internal Revenue Code, adopted in 1993, imposes a $1 million cap, subject to certain exceptions, on the deductibility to the company of compensation paid to the executive officers named in our proxy statement. Currently, the compensation paid under our stock option plan is not deductible. Cash compensation voluntarily deferred by the executive officers under the deferred compensation plan is not subject to the Section 162(m) cap until the year paid. After reviewing the compensation to be paid in 2004 that was subject to the Section 162(m) cap, the committee did not expect that compensation to exceed $1 million for any of the named executive officers. Therefore, the committee believes that the company will not be subject to any Section 162(m) limitations on the deductibility of compensation paid to the company’s named executive officers for fiscal year 2004.

The committee continues to consider other steps which might be in the company’s best interests to comply with Section 162(m), while reserving the right to award future compensation which would not comply with the Section 162(m) requirements for nondeductibility if the committee concluded that this was in the company’s best interests.

Members of the Compensation Committee:

J. Michael Adcock - Chairman

William B. Morgan

John H. Williams

Don Cook

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be incorporated by reference into any of our prior filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof, except to the extent that we specifically incorporate this information by reference.

The Securities and Exchange Commission rules now require that we include in our proxy statement a report from the Audit Committee of the Board. The following report concerns the committee’s activities regarding oversight of our financial reporting and auditing process.

In accordance with its written charter, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. During the year 2004, the committee met six times. The committee chair, as representative of the committee, discussed the interim financial information contained in each quarterly earnings announcement and Form 10-Q with the CFO and independent registered public accounting firm prior to public release.

The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the New York Stock Exchange that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by applicable NYSE rule.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally-accepted auditing standards, including Statement on Auditing Standards No. 61. The committee has discussed with the independent registered public accounting firm the auditors’ independence from management, including the implications of the SEC regulations regarding the provisions of non-audit services by the independent registered public accounting firm and determined that the provisions of the non-audit services were not inconsistent with the independent registered public accounting firm’s status as independent registered public accounting firm. In addition, the committee received the written disclosures and letter from the independent registered public accounting firm required by the Independence Standards Board, Standard No. 1.

During the year 2004, management completed the documentation, testing and evaluation of the company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and PricewaterhouseCoopers LLP at each regularly scheduled Committee meeting. At the conclusion of the process, management provided the Committee with a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the

fiscal year ended December 31, 2004 filed with the SEC, as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm (included in the Company’s Annual Report on Form 10-K). This report related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2005.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the committee recommended to the Board that our audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Each member of our Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under the rules of the SEC.

Members of the Audit Committee:

Don Cook – Chairman

J. Michael Adcock

William B. Morgan

Mark E. Monroe

PRINCIPAL ACCOUNTING FEES AND SERVICES

The Audit Committee expects to appoint PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2005 at the Committee’s meeting currently scheduled for April 2005.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by the Company for PricewaterhouseCoopers LLP

The following table shows the fees for professional audit services provided by PricewaterhouseCoopers LLP for the integrated audit of the company’s annual financial statements for the years ended December 31, 2004 and 2003, and fees billed for other services during those periods.

	2004	2003
Audit Fees(1)	$585,925	$177,920
Audit-Related Fees(2)	78,700	35,400
Tax Fees(3)	55,245	10,300
All Other Fees	—	—

Total	$719,870	$223,620

Notes to Table:

(1)	Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with the issuance of comfort letters, consents, and assistance with review of documents filed with the SEC.
(2)	Audit-related fees consisted primarily of consultations related to accounting and reporting standards and audits of employee benefit plan and oil and gas partnerships.
(3)	For fiscal 2004 and 2003, respectively, tax fees principally included tax compliance fees of $21,950 and $10,300, and tax advice fees of $33,295 and $0.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the following four categories of services to the Audit Committee for approval:

1.	Audit services include audit work performed on the financial statements, internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4.	Other Fees are those associated with services not captured in the other categories. The company generally doesn’t request such services from the independent registered public accounting firm.

Before engagement, the Audit Committee pre-approves the independent registered public accounting firm’s services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2004, the following directors (none of whom was or had been an officer or employee of the company or any of its subsidiaries) served on the Compensation Committee: J. Michael Adcock, William B. Morgan and John H. Williams. As previously noted, Mr. Zink passed away in February 2005 and the Board of Directors elected Mr. Don Cook to replace him on the Compensation Committee. There are no committee interlocks with other companies within the meaning of the Securities and Exchange Commission’s rules during 2004.

PERFORMANCE GRAPH

The performance graph and the related disclosure contained in this section of the Proxy Statement shall not be incorporated by reference into any of our prior filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this proxy statement or the “Executive Compensation” section of this proxy statement), except to the extent that we specifically incorporate this information by reference.

The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends, assuming $100 invested on December 31, 1999) in our common stock during the five-year period from December 31, 2000 through December 31, 2004, with the Standard & Poor’s 500 Composite Index, the S&P 600 Oil & Gas Exploration and Production Index and a Unit determined peer group index. The graph reflects a peer group index consisting of Grey Wolf Inc., Patterson-UTI Energy Inc., Pioneer Drilling Co., and TMBR/SHARP Drilling Inc. (the old peer group), and a second peer group (the new peer group) consisting of these same companies except TMBR/SHARP Drilling Inc. TMBR/SHARP Drilling Inc. was acquired by another company during 2004. As a result, we have replaced TMBR/SHARP Drilling Inc. with Helmrich & Payne Inc. The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of our stock.

	DOLLAR VALUE OF $100 INVESTMENT AT DECEMBER 31,
	2000	2001	2002	2003	2004
Unit	246.34	167.80	241.30	306.34	497.04
S&P 500	90.90	80.09	62.39	80.29	89.03
S&P 600 Oil & Gas	197.64	168.32	177.09	245.89	374.63
New Peer Group	221.77	148.83	181.59	190.19	237.79
Old Peer Group	244.06	145.27	187.85	199.88	251.30

ITEM 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has unanimously selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2005 fiscal year. We are asking you to ratify and approve this action. A representative of PricewaterhouseCoopers LLP, will attend the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

Although the law does not require such ratification, the Audit Committee believes that you should be given the opportunity to express your views on this matter. However, even if you ratify the selection, the Audit Committee may still appoint a new independent registered public accounting firm at any time if it believes that such change would be in the best interest of the company and its stockholders. Failure to ratify such selection is not binding on the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL, WHICH VOTE WILL ACT TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

OTHER MATTERS

Certain Transactions Between the Company and Its Officers, Directors, Nominees for Directors and Their Associates

Since 1984, one of our subsidiaries, or its predecessor, has formed employee-limited partnerships for investment by certain of our employees and directors. The limited partnerships participate with Unit Petroleum Company, a subsidiary of ours, in its exploration and production operations.

Certain of our officers and directors have invested in these employee programs. The following table shows their investments in the 2004 and 2005 employee programs.

AGGREGATE OF DIRECT OR INDIRECT INVESTMENT

Officer/Director	2004 Employee Program($)	2005 Employee Program($)
John G. Nikkel	200,000	150,000
King P. Kirchner	40,000	40,000
Don Cook	2,000	2,000
J. Michael Adcock	56,000	51,000
Larry D. Pinkston	4,000	4,000
Mark E. Monroe	0	20,000
John H. Williams	0	10,000

With respect to their review and approval of any material transactions between us and any related party, including, if applicable, those discussed above, our Board considers the terms that are or would be available to us in similar transactions with non-affiliated parties dealing at arm’s-length.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. These persons are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our Reporting Persons were complied with except the following: (1) Messrs. Keeley, Lamborn and Merrill were each one day late filing a Form 4; (2) Messrs. Belitz and Cook each filed a Form 4 late by 16 and 13 days, respectively, and Mr. Adcock filed two Form 4’s late, one by 5 days and the second by 16 days; and (3) Mr. Williams filed a Form 4 to report a delinquent Form 5 transaction relating to the issuance of a non-employee director stock option.

Matters Which May Come Before the Meeting

The Board does not intend to bring any other matters before the meeting, nor do we know of any matters that other persons intend to bring before the meeting. However, should other matters not mentioned in this proxy statement properly come before the meeting, the persons named in the accompanying proxy card will vote on them in accordance with their best judgment.

2005 Stockholder Proposals or Nominations

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the company’s proxy statement for next year’s annual meeting, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than December 5, 2005. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the company’s proxy statement is instead a reasonable time before the company begins to print and mail its proxy materials. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

Fax: (918) 493-7711

For a stockholder proposal that is not intended to be included in the company’s proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of the company common stock to approve that proposal, provide the information required by the bylaws of the company and give timely notice to the Corporate Secretary of the company in accordance with the bylaws of the company, which, in general, require that the notice be received by the Corporate Secretary of the company:

•	Not earlier than the close of business on November 21, 2005, and

•	Not later than the close of business on December 21, 2005.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary of the company’s annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in the company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting; and

•	10 days after public announcement of the meeting date.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating & Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary of the company at the address of our principal executive offices set forth above. In addition, the bylaws of the company permit a stockholder to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of the company common stock to elect such nominee and provide the information required by the bylaws of the company, including a statement by the stockholder identifying (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form a proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination. In addition, the stockholder must give timely notice to the Corporate Secretary of the company in accordance with the bylaws of the company, which, in general, require that the notice be received by the Corporate Secretary of the company within the time period described above under “Stockholder Proposals.”

Communication With Us

From time to time, we receive calls from stockholders asking how they can communicate with us. The following communication options are available.

•	If you would like to receive information about Unit:

Our home page on the Internet, located at http://www.unitcorp.com, gives you access to certain information regarding the company. This site contains our press releases, financial information and stock quotes, as well as our SEC filings. An online version of this proxy statement is also located on the site.

If you would like to contact us, please call Unit’s Investor Relations at (918) 493-7700, or send your correspondence to the following address:

Linda Swanson

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

Form 10-K Annual Report to the Securities and Exchange Commission

COPIES OF OUR ANNUAL REPORT (FORM 10-K) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO: MARK E. SCHELL, SECRETARY, UNIT CORPORATION, 7130 S. LEWIS, SUITE 1000, TULSA, OKLAHOMA 74136.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items 1 and 2

ITEM 1-ELECTION OF FOR WITHHOLD

DIRECTORS the nominees listed below AUTHORITY

(except as marked to vote for the

to the contrary) nominee(s) listed below

Nominees:

01 King P. Kirchner

02 Don Cook

03 J. Michael Adcock

Withheld for: (Write that nominee’s name in the space provided below.)

FOR AGAINST ABSTAIN

ITEM 2-RATIFICATION OF AUDITORS

PLEASE MARK THIS BOX IF YOU

PLAN TO ATTEND THE MEETING

Receipt is hereby acknowledged of the Unit Corporation Notice of Meeting and Proxy Statement.

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Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/unt

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

UNIT CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 4, 2005

THIS PROXY IS SOLICITED ON BEHALF OF UNIT CORPORATION’S

BOARD OF DIRECTORS

The undersigned hereby appoints Larry D. Pinkston and Mark E. Schell and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Unit Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Unit Corporation, Tulsa, Oklahoma, on Wednesday, May 4, 2005 at 11:00 A.M., or at any adjournment thereof, on the matters set forth on the reverse side and described in the accompanying Proxy Statement and on such other business as may properly come before the meeting or any adjournment thereof.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendation, please sign the reverse side; no boxes need to be checked.

(Continued, and to be marked, dated and signed on the other side.)

Address Change/Comments (Mark the corresponding box on the reverse side.)

FOLD AND DETACH HERE

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